CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated September 18, 2018, relating to the financial statement of RiverNorth Opportunistic Municipal Income Fund, Inc. (the "Fund"), as of September 12, 2018, and to all references to our firm included in or made a part of this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940.

Cohen & Company, Ltd.

Cleveland, Ohio

October 25, 2018